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                                                                   EXHIBIT 23.3




                                                   [GRANT THORNTON LETTERHEAD]




          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 17, 1996, accompanying the financial statements and schedules of Octagon, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                             GRANT THORNTON LLP


Vienna, Virginia
January 15, 1997